SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                            TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):    February 28, 2005
                                                  -----------------------------

                          Source Direct Holdings, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                 (State of Other Jurisdiction of Incorporation)


333-69414                                          98-0191489
(Commission File Number)                (IRS Employer Identification No.)


                           4323 Commerce Circle           83401
               (Address of Principal Executive Offices) (Zip Code)


                                  208-529-4114
              (Registrant's Telephone Number, Including Area Code)


                   2345 N. Woodruff, Idaho Falls, Idaho 83401
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          (Former Name or Former Address, if Changed Since Last Report)




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Item 1.01.  Entry into a Material Definitive Agreement

         Agreement with Daymon Associates, Inc.

         On February 28, 2005, Source Direct Holdings, Inc., a Nevada corporation with principal offices in Idaho Falls, Idaho (the "Company"), entered into a Brokerage Contract (the "Agreement"), dated as of January 10, 2005, with Daymon Associates, Inc., a Delaware corporation located in Stamford, Connecticut ("Daymon").

         Pursuant to the Agreement, Daymon will act as the exclusive sales agent and broker in connection with all sales and/or contracts for merchandise designated to Costco Warehouses in the following regions:

         - Domestic: Bay Area; Los Angeles Region; Midwest Region; Northeast Region; Northwest Region; San Diego Region; Southeast Region; Texas Region; Mexico Region; Eastern Canada Region; and the Western Canada Region.

         - International: Japan; Korea; Taiwan; and United Kingdom.

         The Agreement provides that the Company will pay to Daymon a commission on the Company's products sold, shipped, and invoiced to Costco within the above-defined territory. The Commissions paid will be based on the gross amount of sales generated, defined as the amount of the invoice, less any cash discounts. The Company agreed to pay a 3% commission.

         Under the Agreement, Daymon agreed to devote its efforts to the sale of the Company's products during the term of the agreement, which is one year, with automatic one-year renewals unless terminated by either party on 90 days' written notice. Daymon agreed to provide weekly sales data, by location, as well as analytical reviews of such data. Daymon agreed to devote adequate facilities and personnel to perform the services required in the Agreement.

Item 9.01.  Financial Statements and Exhibits.

(a) Financial Statements. None.

         (b) Pro Forma Financial Information. Not Applicable.

(c) Exhibits.

     10.1 Brokerage Contract between between Source Direct Holdings, Inc., and Daymon Associates, Inc., dated as of January 10, 2005.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Source Direct Holdings, Inc.


Date: March 7, 2005                  By:  /s/ Deren Smith
      -----------------------             ------------------------------------
                                          Deren Smith, President